UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2023 (October 17, 2023)

RANGE RESOURCES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-12209	34-1312571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 870-2601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2023, the Board of Directors (the “Board”) of Range Resources Corporation (the “Company”) appointed Mr. Charles G. Griffie as a director, to serve through the annual meeting of stockholders to be held in May 2024. Mr. Griffie has been appointed to serve on the Nominating and Governance Committee and the ESG and Safety Committee.

There are no understandings or arrangements between Mr. Griffie and any other person pursuant to which Mr. Griffie was selected to serve as a director of the Board. There are no relationships between Mr. Griffie and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Griffie will be entitled to the same compensation as other non-employee directors; namely, (a) an $80,000 annual cash retainer, payable quarterly, prorated for any partial quarter, (b) $200,000 annual grant of restricted stock or cash equivalent, prorated for service of less than a full year, which will vest on the last day of the current Board term in May 2024, (c) a director indemnification agreement with the Company and (d) additional benefits as described in the Company’s definitive proxy statement delivered to its stockholders in connection with the 2023 annual meeting of stockholders and filed with the Securities and Exchange Commission on March 30, 2023.

Item 7.01 Regulation FD Disclosure.

Mr. Griffie has more than 25 years of experience in the oil and gas industry, with a focus in midstream and E&P operations, where he oversaw the development and operations of large-scale oil and gas assets. Mr. Griffie previously served as the Senior Vice President of Engineering and Operations at Western Midstream Partners LP. Mr. Griffie holds a master’s degree in business administration from the University of Colorado and an undergraduate degree in mechanical engineering also from the University of Colorado. He has also completed the Program for Leadership Development-Executive Education at Harvard Business School.

The Board has determined that Mr. Griffie is an independent director.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 Press Release dated October 20, 2023

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ ERIN W. MCDOWELL
Erin W. McDowell
Senior Vice President and General Counsel and Corporate Secretary

Date: October 20, 2023